Exhibit 10.4

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY […***…], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

THIRD AMENDMENT

Manufacturing and Supply Agreement between
W.R. Grace & Co.-Conn. and ChromaDex, Inc.

This Third Amendment to the Manufacturing and Supply Agreement (the “Third Amendment”) is made and effective as of January 1, 2019 (the “Third Amendment Effective Date”) by and between W. R. Grace & Co.-Conn. (“GRACE”) and ChromaDex, Inc. (“ChromaDex”).

RECITALS

WHEREAS, GRACE and ChromaDex entered into a certain Manufacturing and Supply Agreement effective January 1, 2016 (the “Agreement”), a First Amendment to the Agreement effective February 27, 2017, and a Second Amendment to the Agreement effective January 1, 2018, whereby GRACE agreed to sell to ChromaDex and ChromaDex agreed to purchase from GRACE […***…] defined in the specifications contained in Exhibit A of the Quality Agreement between the parties (the “Product”) pursuant to the terms and conditions set forth therein;

WHEREAS, GRACE and ChromaDex desire and wish to further amend the Agreement as set forth herein, with the understanding that all other provisions of the Agreement, the First Amendment, and the Second Amendment shall remain unchanged.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which we hereby acknowledged, and in consideration of the mutual obligations herein contained, the parties hereto agree as follows:

I.    Definitions

The definition of License Agreement is deleted in its entirety and replaced with the following:

“License Agreement” shall mean […***…]”

The definition of Quality Agreement is deleted in its entirety and replaced with the following:

“Quality Agreement” shall mean […***…]”

The definition of Product as revised by the Second Amendment is deleted in its entirety and reverts to the definition in the original agreement effective January 1, 2016.

II.   Forecasts

The final sentence of Section 1(f) (“Notwithstanding any other terms of this Section 1(f) to the contrary, ChromaDex shall provide reasonable prior written notice of any forecasted orders for Product manufactured to compliance with 21 CFR Part 211.”) is deleted in its entirety.

III.  Intermediate […***…]

Section 1(l)(ii)(A) and (B) added pursuant to the Second Amendment are deleted in their entirety.

IV.  Purchase Price and Payment

Section 2 is deleted in its entirety and replaced with the following:

The Purchase Price of Product is set forth in Exhibit B. ChromaDex will pay GRACE within […***…] of the date of each invoice for any Product delivered on or after […***…].

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V.   Purchase Obligations

The language added to the end of the first paragraph of Section 4 by the Second Amendment is deleted in its entirety and replaced with the following:

“ChromaDex shall purchase not less than the following quantities of Product from GRACE during the specified periods:

w)   […***…] of Product during the period […***…];

x)    […***…] during the period […***…];

collectively (the “Minimum Purchase Obligation”). GRACE shall make commercially reasonable efforts to have the capacity to manufacture (or have manufactured) and supply ChromaDex with […***…] of Product during the period […***…]. For avoidance of doubt, ChromaDex’s obligations with respect to its rolling and binding forecasts are not altered by any Minimum Purchase Obligations.”

The first sentence of the second paragraph of Section 4 of the Agreement is modified by adding deleted and replaced with the following:

“Should ChromaDex fail to have purchased its purchase requirements (as specified in the Binding Forecasts and/or in any applicable Minimum Purchase Obligation period specified in the preceding paragraph) of the Product […***…] before the end of the then current […***…] in relation to the Binding Forecast or the end of any applicable Minimum Purchase Obligation period specified in the preceding sentence, ChromaDex shall pay for, and take delivery of, any remaining portion of such purchase requirements prior to the end of the applicable period.”

VI.  Exclusivity and Purchase Requirements

Section 4(a)(ii) is deleted in its entirety and replaced with the following:

“(ii)        ChromaDex may, at its sole discretion, and on […***…] prior written notice, require that […***…] (from […***…]) of […***…] of the Product supplied by GRACE be performed in […***…]. Such requirement shall not apply to Product for which GRACE has accepted purchase orders as of the effective date of such decision. ChromaDex may, at any time and on […***…] prior written notice, withdraw such requirement. For avoidance of doubt, ChromaDex may not place such a requirement on any other portion of the manufacturing process for the Product.”

Section 4(a)(iii) is deleted in its entirety.

VII. Exhibit B

Exhibit B of the Agreement is deleted in its entirety and replaced by the attached Exhibit B.

Except as amended and supplemented hereby, all of the terms and conditions of the Agreement and Amendment shall remain and continue in full force and effect and apply hereto. Capitalized terms not otherwise defined herein shall have the meaning given in the Agreement. This Second Amendment shall become effective as of the Effective Date when executed by the parties hereto.

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IN WITNESS THEREOF, the authorized representatives of the parties have executed this Second Amendment to the Manufacturing and Supply Agreement effective as of the Effective Date.

W.R. Grace & Co.-Conn.		ChromaDex, Inc.

Signature:	/s/ Sandra Wisniewski	Signature:	/s/ Kevin Farr
Name:	Sandra Wisniewski	Name:	Kevin Farr
Title:	President, Materials Technologies	Title:	CFO
Date:	12/10/2018	Date:	11/29/18

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Exhibit B: Purchase Price

Tier 1	[…***…]	[…***…]	[…***…]
Tier 2	[…***…]	[…***…]	[…***…]
Tier 3	[…***…]	[…***…]	[…***…]
Tier 4	[…***…]	[…***…]	[…***…]

[…***…]

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